Exhibit 4.2

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 1, 2018, among Stevens Holding Company, Inc. (the “Issuer”), Altra Industrial Motion Corp. (“Altra”), Ameridrives International, LLC, Boston Gear LLC, Bauer Gear Motor LLC, Formsprag LLC, Guardian Couplings LLC, Inertia Dynamics, LLC, Kilian Manufacturing Corporation, Nuttall Gear L L C, Svendborg Brakes USA, LLC, TB Wood’s Corporation, TB Wood’s Incorporated, Warner Electric LLC and Warner Electric Technology LLC (each a “Guaranteeing Subsidiary” and together with Altra, the “Additional Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of October 1, 2018, among the Issuer, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes (the “Notes”);

WHEREAS, the Merger has been consummated;

WHEREAS, Section 10.06(a) of the Indenture provides that upon the Merger, the Issuer, Altra and each other Altra Guarantor shall have executed and delivered to the Trustee a supplemental indenture in the form of Exhibit B-1 hereto, pursuant to which (i) Altra will become a party to this Indenture and expressly agrees to be bound by all provisions of this Indenture applicable to it under the Notes and this Indenture (including the provisions of Article IV hereof and all other obligations (including the Guaranteed Obligations)), and (ii) each other Altra Guarantor (as defined below) will become a Subsidiary Guarantor under this Indenture;

WHEREAS, the Indenture provides that, upon consummation of the Merger all references to the “Company” are to Altra;

WHEREAS, pursuant to Sections 9.01 and 10.06(a) of the Indenture, the Trustee is authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Altra Agreement to be Bound. Altra hereby agrees to become a party to the Indenture and to unconditionally be bound by all provisions of the Indenture (including the provisions of Article IV and providing a Guarantee of the Notes) applicable to it and to perform all obligations and duties required of it pursuant to the Indenture. The parties hereto agree that upon execution of this Supplemental Indenture, all references to the Company in the Indenture are to Altra.

1

3. Guarantor Agreement to be Bound; Guarantee. Each Additional Guarantor hereby agrees to becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of such Guarantor under the Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantor.

8. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

STEVENS HOLDING COMPANY, INC.

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

ALTRA INDUSTRIAL MOTION CORP

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Vice President of Finance, Corporate Controller and Treasurer

GUARDIAN COUPLINGS LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

NUTTALL GEAR L L C

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

AMERIDRIVES INTERNATIONAL, LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

FORMSPRAG LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

WARNER ELECTRIC LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

WARNER ELECTRIC TECHNOLOGY LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

SVENDBORG BRAKES USA, LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

BOSTON GEAR LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

BAUER GEAR MOTOR LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

INERTIA DYNAMICS, LLC

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

KILIAN MANUFACTURING CORPORATION

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

TB WOOD’S CORPORATION

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

TB WOOD’S INCORPORATED

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President